Exhibit 99.2

Applied Micro Circuits Corporation

Kingdom Ridge Capital Founder Christopher Zepf To Join AppliedMicro Board of Directors

SUNNYVALE, Calif., May 14, 2015 (NEWSWIRE XYZ) - Applied Micro Circuits Corporation (Nasdaq: AMCC), also known as AppliedMicro, announced today that it has invited long-time AMCC investor Christopher Zepf to join its Board of Directors. The appointment of the founder and Managing Principal of Kingdom Ridge Capital, LLC to the AppliedMicro Board will be formalized at the upcoming directors’ meeting on May 20, 2015.

“I am pleased to welcome Chris to our Board of Directors. Chris’ skills and experience will be a nice complement to our Board,” said Cesar Cesaratto, AppliedMicro’s Chairman of the Board. Dr. Paramesh Gopi, AppliedMicro’s CEO, noted “As AppliedMicro enters the final stages of its multi-year transformation, I look forward to Chris bringing his investor perspective and insights to our Board.”

Mr. Zepf, 43, is Managing Principal and Portfolio Manager of Kingdom Ridge Capital, LLC. Founded in 2007, Kingdom Ridge currently holds 9.9% of AMCC shares. Mr. Zepf began his investment management career in 1997 at Fidelity Management & Research in Boston, Massachusetts. Before Fidelity, he worked at investment bank Wasserstein Perella. Most of Mr. Zepf’s 20 years of investment experience have been dedicated to deep fundamental analysis of companies in the technology sector.

“I have been impressed by the Company’s leadership team and the commercialization of its disruptive X-Gene® product line for the fast-growing scale‑out server market,” said Mr. Zepf. “With the HeliX® family of products, AppliedMicro has extended its 64-bit ARM® server silicon leadership into the embedded processor market. I am especially pleased to see the design win traction HeliX is achieving. AppliedMicro is well positioned to be a significant beneficiary of the broad-based adoption of ARM 64-bit technology.”

About AppliedMicro
Applied Micro Circuits Corporation (NASDAQ:AMCC) is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com

(C) Copyright 2015, Applied Micro Circuits Corporation. AppliedMicro, X‑Gene, X‑Weave, HeliX, Server on a Chip, and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward Looking Statements
This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, market acceptance and adoption of new technologies, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, supply chain constraints, the businesses and budgeting decisions of the Company's major customers, reductions, rescheduling or cancellation of customer orders, successful management of operating expenses, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

Media Contact:

Applied Micro Circuits Corporation
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com